Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-220618

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.05 par value per share	9,200,000	$37.35	$343,620,000	$44,602(1)

(1)

The filing fee of $44,602 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended, and reflects the potential additional issuance of shares of common stock, $0.05 par value per share, pursuant to the underwriters’ option to purchase additional shares. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-220618 filed by the registrant on September 25, 2017.

Prospectus supplement

(To Prospectus dated September 25, 2017)

8,000,000 shares

Common stock

We expect to enter into a forward sale agreement with J.P. Morgan Securities LLC (or an affiliate thereof), which we refer to in this capacity as the forward purchaser. In connection with the forward sale agreement, the forward purchaser or its affiliate is borrowing from third parties and selling to the underwriters an aggregate of 8,000,000 shares of our common stock that will be delivered in this offering.

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchaser or its affiliate. We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than 18 months from the date hereof. We may also elect to cash settle or net share settle all or a portion of our obligations under the forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle the forward sale agreement, we may not receive any proceeds, and we may owe cash to the forward purchaser in certain circumstances. If we elect to net share settle the forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the forward purchaser in certain circumstances. See “Underwriting—Forward Sale Agreement.”

If the forward purchaser or its affiliate does not deliver and sell on the anticipated closing date of this offering all the shares of our common stock to be delivered and sold by it pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of our common stock not delivered and sold by the forward purchaser or its affiliate, and under such circumstances the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell.

Shares of our common stock trade on the New York Stock Exchange, or NYSE, under the symbol “SRC.” On June 8, 2020, the last sale price of shares of our common stock as reported on the NYSE was $39.94 per share.

We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2005. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% of our outstanding common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our common stock.

Investing in shares of our common stock involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risks described under the caption “Item 1A. Risk Factors” beginning on page 50 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein.

	Per share	Total

Public offering price	$37.350	$298,800,000

Underwriting discount(1)	$1.494	$11,952,000

Proceeds, before expenses, to us(2)	$35.856	$286,848,000

(1)	See “Underwriting.”

(2)	For the purposes of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreement will be fully physically settled based on the initial forward sale price of $35.856 per share, which is the public offering price less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds no later than 18 months from the date hereof, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. See “Underwriting—Forward Sale Agreement” for a description of the forward sale agreement.

The underwriters have been granted a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 1,200,000 shares of our common stock at the public offering price less the underwriting discount. Upon any exercise of such option, we expect to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares sold by the forward purchaser or its affiliate in connection with the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In such event, if the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it in connection with the exercise of such option, we will issue and sell directly to the underwriters the number of shares of our common stock not delivered and sold by the forward purchaser or its affiliate, and under such circumstances the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell.

The underwriters expect to deliver the shares to purchasers on or about June 11, 2020 through the book-entry facilities of The Depository Trust Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint book-running managers

J.P. Morgan	SunTrust Robinson Humphrey

Regions Securities LLC	Fifth Third Securities	Morgan Stanley	Wells Fargo Securities

Co-managers

BofA Securities	BTIG	Capital One Securities	Deutsche Bank Securities	Ladenburg Thalmann

Mizuho Securities	RBC Capital Markets	Scotiabank	Stifel	Ramirez & Co., Inc.

Prospectus Supplement dated June 8, 2020.

Prospectus supplement

Prospectus

You should rely only on the information contained in or incorporated, or deemed to be incorporated, by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus we have authorized for use in connection with this offering in making a decision about whether to invest in shares of our common stock. We have not, and the underwriters and the forward purchaser have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the

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accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated, or deemed to be incorporated, by reference herein or therein is accurate only as of their respective dates or as of the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

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About this prospectus supplement and the prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that is incorporated, or deemed to be incorporated, by reference herein and adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated, and deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Spirit Realty Capital, Inc. is a REIT and operates its business primarily through its consolidated subsidiary, Spirit Realty, L.P., a Delaware limited partnership. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus supplement to:

•

“2019 Revolving Credit and Term Loan Agreement” means the revolving credit and term loan agreement between our operating partnership and certain lenders dated January 14, 2019, as amended or otherwise modified from time to time;

•	“2020 term loans” means our $400.0 million senior unsecured term facility pursuant to the 2020 Term Loan Agreement;

•	“2020 Term Loan Agreement” means the term loan agreement between our operating partnership and certain lenders dated April 2, 2020, as amended or otherwise modified from time to time;

•

“ATM program” means our at-the-market program pursuant to which we may offer and sell shares of our common stock with an aggregate gross sales price of up to $500.0 million from time to time; as of June 5, 2020, shares of our common stock with an aggregate gross sales price of up to approximately $246.3 million remained available to be offered and sold from time to time thereunder;

•	“our operating partnership” means Spirit Realty, L.P., a Delaware limited partnership;

•	“owned properties” means properties owned fee-simple or ground leased by our subsidiaries as lessee;

•

“revolving credit facility” means our operating partnership’s $800 million unsecured revolving credit facility pursuant to the 2019 Revolving Credit and Term Loan Agreement, as the same may be amended, supplemented or restated from time to time and, unless otherwise expressly stated or the context otherwise requires, including any successor credit facility;

•	“Series A Preferred Stock” means our 6.000% Cumulative Redeemable Preferred Stock issued October 3, 2017, with a liquidation preference of $25.00 per share;

•

“SMTA” means, with respect to all times prior to January 1, 2020, Spirit MTA REIT, a Maryland real estate investment trust, or, with respect to all times on or after January 1, 2020, SMTA Liquidating Trust, a Maryland common law trust; and

•	“we,” “us” or “our” means Spirit Realty Capital, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Spirit Realty, L.P.

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Special note regarding forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in each, contain, and documents we subsequently file with the SEC that are deemed to be incorporated by reference in each may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act, as amended, or the Exchange Act. When used in this prospectus supplement, the accompanying prospectus or in the documents incorporated, or deemed to be incorporated, by reference herein or therein, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	industry and economic conditions;

•	volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index;

•	our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments;

•	the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers;

•	our ability to diversify our tenant base;

•	the nature and extent of future competition;

•	increases in our costs of borrowing as a result of changes in interest rates and other factors;

•	our ability to access debt and equity capital markets;

•	our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

•

our ability and willingness to renew our leases upon expiration and to reposition our properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or we exercise our rights to replace existing tenants upon default;

•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us or our major tenants;

•	our ability to manage our expanded operations;

•	our ability and willingness to maintain our qualification as a REIT;

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•	our ability to manage and liquidate the remaining SMTA assets;

•	the impact on our business and those of our tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and

•

other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters.

The factors included in this prospectus supplement and the accompanying prospectus, including the documents incorporated, and deemed to be incorporated, by reference in each, and documents we subsequently file with the SEC that are deemed to be incorporated by reference in each, are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional risk factors, see the factors described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risks described under the caption “Item 1A. Risk Factors” beginning on page 50 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated, and deemed to be incorporated, by reference in each. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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Prospectus supplement summary

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, including information incorporated, and deemed to be incorporated, by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risks described under the caption “Item 1A. Risk Factors” beginning on page 50 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Spirit Realty Capital, Inc.

We are a Maryland corporation and operate as a self-administered and self-managed REIT with in-house capabilities, including acquisition, credit research, asset management, portfolio management, real estate research, legal, finance and accounting functions. We primarily invest in single-tenant real estate assets throughout the United States, which are generally acquired through sale-leaseback transactions and subsequently leased on a long-term, triple-net basis to high quality tenants with business operations within retail, industrial, office and other industries.

Single tenant, operationally essential real estate consists of properties that are generally free-standing, commercial real estate facilities where our tenants conduct activities that are essential to the generation of their sales and profits.

As of March 31, 2020, our owned real estate represented investments in 1,772 properties. Our properties are leased to 298 tenants across 48 states and 28 retail industries. As of March 31, 2020, our owned properties were approximately 99.4% occupied (based on the number of economically yielding properties). In addition, our investment in real estate includes commercial mortgage and other loans primarily secured by 43 real estate properties or other related assets.

Our operations are carried out through our operating partnership. Spirit General OP Holdings, LLC, one of our wholly-owned subsidiaries, is the sole general partner of and owns an approximately 1% interest in our operating partnership. We and one of our wholly-owned subsidiaries are the only limited partners and together own the remaining approximately 99% interest in our operating partnership.

Our principal executive offices are located at 2727 N. Harwood Street, Suite 300, Dallas, Texas 75201. Our telephone number is (972) 476-1900. Our web site is www.spiritrealty.com. Information contained in or that can be accessed through our web site is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information” in the accompanying prospectus.

The offering

The offering terms are summarized below solely for convenience. For a more complete description of the terms of our common stock, see the section entitled “Description of Capital Stock” in the accompanying prospectus.

Issuer	Spirit Realty Capital, Inc., a Maryland corporation.

Shares of our common stock offered by the forward purchaser or an affiliate thereof	8,000,000 shares of our common stock (or 9,200,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).(1)

Shares of our common stock to be outstanding after settlement of the forward sale agreement assuming full physical settlement	111,018,850 shares of our common stock (or 112,218,850 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full). (2)

Accounting treatment of the transaction	Before settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share, return on equity and dividends per share prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price, which is initially $35.856 per share (equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement).

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser or its affiliate selling our common stock to the underwriters) will be paid to the forward purchaser or an affiliate thereof. See

“Use of Proceeds.” As a result, J.P. Morgan Securities LLC, an underwriter in this offering, or an affiliate thereof will receive at least 5% of the proceeds of this offering, not including the underwriting discount.

NYSE symbol	“SRC”

Use of proceeds	We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchaser or its affiliate.

Assuming full physical settlement of the forward sale agreement at an initial forward sale price of $35.856 per share, we expect to receive net proceeds of approximately $286.3 million (or $329.4 million if the underwriters’ option to purchase additional shares is exercised in full) (in each case after deducting fees and estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreement.

For the purposes of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreement will be fully physically settled based on the initial forward sale price of $35.856 per share, which is the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement. The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds no later than 18 months from the date hereof, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. See “Underwriting—Forward Sale Agreement” for a description of the forward sale agreement.

We intend to contribute any cash proceeds that we receive upon settlement of the forward sale agreement to our operating partnership, which intends to use such proceeds to fund potential property acquisitions and for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under its revolving credit facility and 2020 term loans), working capital and capital expenditures. See “Use of Proceeds” and “Risk Factors.”

Affiliates of certain of the underwriters in this offering are lenders and, in certain cases, agents under our operating partnership’s revolving credit facility and 2020 term loans. To the extent that our operating partnership uses a portion of the net proceeds we receive from this offering or from the forward sale agreement to repay borrowings outstanding under its revolving credit facility or 2020 term loans, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering or from the forward sale agreement.

Risk factors	Investing in shares of our common stock involves risks. You should carefully consider the information set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement and under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risks described under the caption “Item 1A. Risk Factors” beginning on page 50 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

(1)

If the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of our common stock not delivered and sold by the forward purchaser or its affiliate, and under such circumstances the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell.

(2)

The number of shares of our common stock to be outstanding after settlement of the forward sale agreement assuming full physical settlement is based on 103,018,850 shares of our common stock outstanding as of June 5, 2020. Excludes (a) a maximum of 2,437,522 shares available for future issuance under our incentive award plan, (b) a total of 296,382 target performance shares granted to certain of our executive officers, (c) a maximum of 6,454,640 shares issuable upon conversion of 3.75% Convertible Notes due 2021, (d) a maximum of 8,185,056 shares issuable upon conversion of our Series A Preferred Stock and (e) shares we may issue in the future in connection with our ATM program, including under any forward sale agreements in connection with our ATM program (assuming full physical settlement of such forward sale agreements) (such forward sale agreements, the “ATM forward sale agreements”).

Risk factors

Investing in shares of our common stock involves risks. Before acquiring shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained and incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks of an investment in shares of our common stock under the caption “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risks described under the caption “Item 1A. Risk Factors” beginning on page 50 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in shares of our common stock. Please also refer to the section entitled “Special Note Regarding Forward- Looking Statements” included elsewhere in this prospectus supplement.

Risks related to this offering

The market price and trading volume of shares of our common stock may fluctuate or decline.

The market price and trading volume of our common stock may fluctuate widely due to various factors, including:

•	actual or anticipated variations in our or our competitors’ quarterly operating results or distributions;

•	publication of research reports about us, our competitors or the real estate industry;

•	adverse market reaction to any additional indebtedness we incur or debt or equity securities we or our operating partnership issue in the future;

•	additions or departures of key management personnel;

•	changes in our credit ratings;

•	the financial condition, performance and prospects of our tenants; and

•

the realization of any of the other risks presented in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated in our subsequent filings with the SEC under the Exchange Act.

We may issue shares of our common stock or other securities without stockholder approval, including shares issued to satisfy REIT dividend distribution requirements. Our operating partnership may issue partnership interests to third parties, and such partnership interests would be exchangeable for cash or, at our election, shares of our common stock at specified ratios set when partnership interests in our operating partnership are issued. Our existing stockholders have no preemptive rights to acquire any of these securities, and any issuance of equity securities by us or our operating partnership may dilute stockholder investment.

There can be no assurance that we will be able to maintain cash distributions, and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to make distributions to our common stockholders.

Our ability to continue to make distributions in the future may be adversely affected by the risk factors described in and incorporated by reference into this prospectus supplement and the accompanying prospectus.

We can give no assurance that we will be able to maintain distributions and certain agreements relating to our indebtedness may, under certain circumstances, limit or eliminate our ability to make distributions to our common stockholders. We can give no assurance that rents from our properties will continue to increase, or that future acquisitions of real properties, mortgage loans or other investments will increase our cash available for distribution to stockholders. In addition, all distributions are made at the discretion of our board of directors and depend on our earnings, our financial condition, maintaining our REIT status, contractual limitations relating to our indebtedness, Maryland law and other factors our board of directors deems relevant from time to time.

Distributions are expected to be based upon our funds from operations, financial condition, cash flows and liquidity, debt service requirements and capital expenditure requirements for our properties. If we do not have sufficient cash available for distribution, we may need to fund the shortage out of working capital or revenues from future property acquisitions, if any, or borrow to provide funds for such distributions, which would reduce the amount of proceeds available for real estate investments and increase our future interest costs. Our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the per share market price of our common stock.

Changes in market interest rates may adversely impact the value of our common stock.

The market price of shares of our common stock will generally be influenced by the distribution yield on shares of our common stock (as a percentage of the price of shares of our common stock) relative to market interest rates. Further increases in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of shares of our common stock to expect a higher distribution yield. In addition, higher market interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of shares of our common stock to decrease.

In addition, the interest rates under our revolving credit facility and our 2020 term loans are calculated using the London interbank offered rate, or LIBOR. In 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR after 2021 and it is unclear whether new methods of calculating LIBOR will be established. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, is considering replacing U.S. dollar LIBOR with a newly created index, calculated based on repurchase agreements backed by treasury securities. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom, the United States or elsewhere. If LIBOR ceases to exist after 2021, a comparable or successor reference rate as approved under the 2019 Revolving Credit and Term Loan Agreement or 2020 Term Loan Agreement will apply or such other reference rate as may be agreed by us and the lenders under the 2019 Revolving Credit and Term Loan Agreement or the 2020 Term Loan Agreement, respectively, will apply. To the extent these interest rates increase, our interest expense will increase, which could adversely affect our financial condition, operating results and cash flows.

Broad market fluctuations could negatively impact the market price of shares of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of the common equity of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of shares of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations. Either of these factors could lead to a material decline in the market price of our common stock.

Future additional offerings of debt, which would be senior to shares of our common stock upon liquidation, and/or preferred equity securities that may be senior to shares of our common stock for purposes of distributions or upon liquidation, may materially and adversely affect the market price of shares of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of preferred equity securities or additional debt securities (or causing our operating partnership to issue debt securities). Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to our common stockholders. Additionally, any additional convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Our common stockholders are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make distributions to our common stockholders. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Our common stockholders bear the risk of our future offerings reducing the per share market price of our common stock.

You may experience significant dilution as a result of this offering or other issuances or sales of our common stock, which may adversely affect the per share market price of our common stock.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering or from any future offering of our common stock (including pursuant to our ATM Program and future ATM forward sale agreements) or preferred stock will be based on numerous factors, particularly the number of shares of our common stock issued, the use of proceeds and the return generated by such investment, and cannot be determined at this time. The per share market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

Affiliates of the underwriters may receive benefits in connection with this offering.

Affiliates of certain of the underwriters in this offering are lenders and, in certain cases, agents under our operating partnership’s revolving credit facility or 2020 term loans. As described above, our operating partnership intends to use the net proceeds to fund potential property acquisitions and for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under its revolving credit facility or 2020 term loans), working capital and capital expenditures. To the extent that our operating partnership uses a portion of the net proceeds we receive from this offering or from the forward sale agreement to repay borrowings outstanding under its revolving credit facility or 2020 term loans, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering or from the forward sale agreement. This use of proceeds creates a conflict of interest because such underwriters have an interest in the successful completion of this offering beyond the underwriting discount they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

Risks related to the forward sale agreement and any ATM forward sale agreement

Provisions contained in the forward sale agreement (and any ATM forward sale agreement) could result in substantial dilution to our earnings per share, return on equity and dividends per share or result in substantial cash payment obligations.

If the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of shares of our common stock not delivered and sold by the forward purchaser or its affiliate, and under such circumstances the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to closing.

Each forward purchaser will have the right to accelerate the forward sale agreement or ATM forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement or such ATM forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares for which settlement would address the relevant event or that is affected by the relevant event)) that it enters into with us and require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under the forward sale agreement or such ATM forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliates would incur a stock loan cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement or such ATM forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with the forward sale agreement or such ATM forward sale agreement or our insolvency (each as more fully described in the forward sale agreement or such ATM forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement or any ATM forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement or any ATM forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that the forward sale agreement will settle no later than 18 months from the date hereof. However, the forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we generally have the right to elect physical, cash or net share settlement under the forward sale agreement and any ATM forward sale agreement. The forward sale agreement and any ATM forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement or any ATM forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind the forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to the forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of the forward sale agreement or such ATM forward sale agreement.

The purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or any ATM forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of the forward sale agreement or such ATM forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement or any ATM forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the forward sale agreement or such ATM forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was less than the spread, reducing the proceeds that we will or would receive upon settlement of the forward sale agreement or any ATM forward sale agreement. If the prevailing market price of our common stock during the applicable unwind period under the forward sale agreement or any ATM forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under the forward sale agreement or such ATM forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. See “Underwriting—Forward Sale Agreement” for information on the forward sale agreement.

In case of our bankruptcy or insolvency, the forward sale agreement and any ATM forward sale agreement will automatically terminate, and we will not receive the expected net proceeds from the sale of shares of our common stock under those agreements.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreement and any ATM forward sale agreement that is then in effect will automatically terminate. If the forward sale agreement or such ATM forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement or any ATM forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

Use of proceeds

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchaser or its affiliate. We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than 18 months from the date hereof. We may also elect to cash settle or net share settle all or a portion of our obligations under the forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle the forward sale agreement, we may not receive any proceeds, and we may owe cash to the forward purchaser in certain circumstances. If we elect to net share settle the forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the forward purchaser in certain circumstances. See “Underwriting—Forward Sale Agreement.”

Assuming full physical settlement of the forward sale agreement at an initial forward sale price of $35.856 per share, we expect to receive net proceeds of approximately $286.3 million (or $329.4 million if the underwriters’ option to purchase additional shares is exercised in full) (in each case after deducting fees and estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was less than the spread, reducing the proceeds that we will receive upon settlement of the forward sale agreement.

We intend to contribute any cash proceeds that we receive upon settlement of the forward sale agreement to our operating partnership, which intends to use such proceeds to fund potential property acquisitions and for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under its revolving credit facility and 2020 term loans), working capital and capital expenditures.

Before settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share, return on equity and dividends per share prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price, which is initially $35.856 per share (equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement).

J.P. Morgan Securities LLC, an underwriter in this offering, or an affiliate thereof will receive at least 5% of the proceeds of this offering, not including the underwriting discount.

As of June 5, 2020, our operating partnership had no indebtedness outstanding under its revolving credit facility. The revolving credit facility bears interest at either a specified base rate or LIBOR, plus an applicable margin based on our credit rating, or, at our operating partnership’s one-time irrevocable election, an applicable margin based on our leverage ratio. The revolving credit facility has a maturity date of March 31, 2023 (extendable at our operating partnership’s option to up to March 31, 2024, subject to certain conditions). As of June 5, 2020, the revolving credit facility bore interest at LIBOR plus 0.90% per annum and incurred a facility fee of 0.20% per annum, both based on our credit rating.

As of June 5, 2020, our operating partnership had approximately $400.0 million of indebtedness outstanding under its 2020 term loans. The 2020 term loans bear interest at either a specified base rate or LIBOR, plus an applicable margin based on our credit rating, or, at our operating partnership’s one-time irrevocable election, an applicable margin based on our leverage ratio. The 2020 term loans have a maturity date of April 2, 2022. As of June 5, 2020, the 2020 term loans bore interest at LIBOR plus 1.50% per annum based on our credit rating.

Affiliates of certain of the underwriters in this offering are lenders and, in certain cases, agents under our operating partnership’s revolving credit facility and 2020 term loans. As described above, our operating partnership intends to use the net proceeds to fund potential property acquisitions and for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under its revolving credit facility or 2020 term loans), working capital and capital expenditures. To the extent that our operating partnership uses a portion of the net proceeds we receive from this offering or from the forward sale agreement to repay borrowings outstanding under its revolving credit facility or 2020 term loans, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering or from the forward sale agreement.

Supplemental U.S. federal income tax considerations

For a discussion of certain material U.S. federal income tax considerations regarding us and an investment in the shares of our common stock offered hereby, please see Exhibit 99.1 to our Quarterly Report on Form 10-Q for the year ended March 31, 2020 (the “First Quarter 2020 Form 10-Q”). The First Quarter 2020 Form 10-Q (including Exhibit 99.1 thereto) is incorporated by reference in this prospectus supplement and the accompanying prospectus and supersedes and replaces, in its entirety, the discussion under the heading “Federal Income Tax Considerations” in the Current Reports on Form 8-K filed by us with the SEC on February 22, 2019 and November 13, 2018 and the accompanying prospectus and the related registration statement on Form S-3 (File Nos. 333-220618 and 333-220618-01) filed by us with the SEC on September 25, 2017. The First Quarter 2020 Form 10-Q may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. See “Incorporation By Reference.” Prospective investors in shares of our common stock offered hereby should consult their tax advisors regarding the U.S. federal income and other tax considerations to them of the acquisition, ownership and disposition of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. Prospective investors should also carefully review the discussion appearing in Exhibit 99.1 to the First Quarter 2020 Form 10-Q, as well as the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, before acquiring any of the shares of common stock offered by this prospectus supplement and the accompanying prospectus.

Underwriting

J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, among us, the forward purchaser, its affiliate and the underwriters, the forward purchaser or its affiliate has agreed to sell to the underwriters, and each of the underwriters named below have agreed, severally and not jointly, to purchase the number of shares set forth opposite such underwriter’s name below.

Underwriter	Number of shares
J.P. Morgan Securities LLC	2,000,000
SunTrust Robinson Humphrey, Inc.	2,000,000
Regions Securities LLC	960,000
Fifth Third Securities, Inc.	659,500
Morgan Stanley & Co. LLC	659,500
Wells Fargo Securities, LLC	659,500
BofA Securities, Inc.	113,500
BTIG, LLC	113,500
Capital One Securities, Inc.	113,500
Deutsche Bank Securities Inc.	113,500
Ladenburg Thalmann & Co. Inc.	113,500
Mizuho Securities USA LLC	113,500
RBC Capital Markets, LLC	113,500
Scotia Capital (USA) Inc.	113,500
Stifel, Nicolaus & Company, Incorporated	113,500
Samuel A. Ramirez & Company, Inc.	40,000

Total	8,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all the shares of our common stock sold under the underwriting agreement (other than those shares of our common stock covered by the underwriters’ option to purchase additional shares of our common stock as described below) if any of these shares of our common stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters, the forward purchaser and its affiliate against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. We have also agreed to pay all expenses incident to the registration of the shares of our common stock.

The underwriters are offering the shares of our common stock, subject to prior sale, when, as and if issued or sold to and accepted by them, subject to approval of legal matters by their counsel, including the validity of shares of our common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and discounts

The representatives have advised us, the forward purchaser and its affiliate that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.8964 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Paid by us
	No exercise	Full exercise
Per share	$1.494	$1.494
Total	$11,952,000	$13,744,800

The information assumes (1) either no exercise or full exercise of the underwriters’ option to purchase additional shares, and (2) that the forward sale agreement is fully physically settled based upon the initial forward sale price of $35.856 per share. If we physically settle the forward sale agreement based upon the initial forward sale price, we expect to receive net proceeds of approximately $286,348,000 (or $329,375,200 if the underwriters’ option to purchase additional shares is exercised in full) (in each case after deducting fees and estimated expenses related to the forward sale agreement and this offering) subject to certain adjustments as described below.

The expenses of this offering, not including the underwriting discount, are estimated at approximately $500,000 and are payable by us.

Forward sale agreement

We expect to enter into a forward sale agreement with the forward purchaser, relating to an aggregate of 8,000,000 shares of our common stock. In connection with the forward sale agreement, the forward purchaser or its affiliate is borrowing from third parties and selling to the underwriters an aggregate of 8,000,000 shares of our common stock that will be delivered in this offering.

If the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of shares of our common stock not delivered and sold by the forward purchaser or its affiliate, and under such circumstances the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase shares of our common stock from the forward purchaser or its affiliate will be replaced with the commitment to purchase from us, at a price equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement (in each case as the relevant number of shares of our common stock not delivered and sold by the forward purchaser or its affiliate).

We will not initially receive any proceeds from the sale of our common stock by the forward purchaser or its affiliate, but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward purchaser upon full physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to fully physically settle the forward sale agreement.

We expect the forward sale agreement to settle no later than 18 months from the date hereof, subject to acceleration by the forward purchaser upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser under the forward sale agreement at the applicable forward sale price. The forward sale price initially will be equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was less than the spread, reducing the proceeds that we will receive upon settlement of the forward sale agreement.

Before settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share, return on equity and dividends per share prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price, which is initially $35.856 per share (equal to the public offering price less the underwriting discount per share, as set forth on the cover page of this prospectus supplement).

Subject to certain conditions, we generally have the right to elect physical, cash or net share settlement under the forward sale agreement. The forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect the forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind the forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to the forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of the forward sale agreement.

If the prevailing market price of our common stock during the applicable unwind period under the forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the forward purchaser under the forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price of our common stock during the applicable unwind period under the forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference.

The purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. See “Risk Factors—Risks Related to the Forward Sale Agreement and any ATM Forward Sale Agreement.”

The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares for which settlement would address the relevant event or that is affected by the relevant event)) that it enters into with us and require us to physically settle such shares on a date specified by the forward purchaser if: (1) in the forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under the forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) the forward purchaser or its affiliates would incur a stock loan cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to the forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with the forward sale agreement or our insolvency (each as more fully described in the forward sale agreement).

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors—Risks Related to the Forward Sale Agreement and any ATM Forward Sale Agreement.”

Option to purchase additional shares

The underwriters have been granted a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 1,200,000 shares of our common stock at the public offering price less the underwriting discount. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares approximately proportionate to that underwriter’s initial allocation reflected in the above table. Upon any exercise of such option, we expect to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares sold by the forward purchaser or its affiliate in connection with the exercise of such option. In such event, if the forward purchaser or its affiliate does not deliver and sell all of the shares of our common stock to be delivered and sold by it in connection with the exercise of such option, we will issue and sell directly to the underwriters the number of shares of our common stock not delivered and sold by the forward purchaser or its affiliate, and under such circumstances the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell.

No sales of similar securities

We, our directors and executive officers have agreed not to dispose of or hedge any shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock for 30 days after the date of this prospectus supplement without first obtaining the written consent of the representatives of the underwriters in this offering, subject to certain exceptions, such as our ability to deliver shares of our common stock to settle the forward sale agreement. Specifically, we and these other persons have agreed, with certain limited exceptions, not to, directly or indirectly,

•	offer, pledge, sell or contract to sell any shares of our common stock;

•	sell any option or contract to purchase any shares of our common stock;

•	purchase any option or contract to sell any shares of our common stock;

•	grant any option, right or warrant to purchase any shares of our common stock;

•	lend or otherwise transfer or dispose of any shares of our common stock;

•	publicly disclose the intention to do any of the foregoing; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of our common stock whether any such swap, other agreement or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise.

These lock-up provisions apply to shares of our common stock and to securities convertible into or exercisable or exchangeable for shares of our common stock.

New York Stock Exchange listing

Shares of our common stock are listed on the NYSE under the symbol “SRC.”

Price stabilization, short positions and penalty bids

Until the distribution of shares of our common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of shares of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares of our common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares of our common stock through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of our common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of shares of our common stock or preventing or retarding a decline in the market price of shares of our common stock. As a result, the price of shares of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters nor the forward purchaser make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor any of the underwriters nor the forward purchaser make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic distribution

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Other relationships

J.P. Morgan Securities LLC, an underwriter in this offering, or an affiliate thereof will receive at least 5% of the proceeds of this offering, not including the underwriting discount.

Affiliates of certain of the underwriters in this offering are lenders and, in certain cases, agents under our operating partnership’s revolving credit facility. As described in “Use of Proceeds,” our operating partnership intends to use the net proceeds to fund potential property acquisitions and for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under its revolving credit facility), working capital and capital expenditures. To the extent that our operating partnership uses a portion of the net proceeds we receive from this offering or from the forward sale agreement to repay borrowings outstanding under its revolving credit facility, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering or from the forward sale agreement.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under the 2019 Revolving Credit and Term Loan Agreement, a fee in connection with this offering.

In addition, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Further, in the ordinary course of their business activities, the underwriters, the forward purchaser and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) of Australia, or the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of shares of our common stock may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

Shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Canada

Shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. Shares of our common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid or subject to restrictions on their resale. Prospective purchasers of shares of our common stock offered should conduct their own due diligence on shares of our common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Hong Kong

Shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, by the Monetary Authority of Singapore, or the MAS, and the offer of shares of our common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may shares of our common stock be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant to Section 274 of the SFA, (2) to an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, or a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where shares of our common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(1)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(2)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has subscribed for or acquired shares of our common stock except:

(1)	to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares in our common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in the United Kingdom

In the United Kingdom, no offer of shares of our common stock which are the subject of the offering has been, or will be made to the public, other than under the following exemptions under the Prospectus Regulation (as defined below):

A.	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock referred to in (a) to (c) above shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of shares of our common stock . . . to the public” in relation to any offer of shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as applicable in the United Kingdom.

Each person located in the United Kingdom to whom any offer of shares of our common stock is made or who receives any communication in respect of any offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares of our common stock acquired by it as a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where shares of our common stock have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

In addition, in the United Kingdom, this prospectus supplement (and the accompanying prospectus and any applicable free writing prospectus) is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, Relevant Persons.

Legal matters

Certain legal matters, including certain tax matters, will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and certain legal matters will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin LLP, New York, New York will act as counsel to the underwriters and the forward purchaser. Ballard Spahr LLP, Baltimore, Maryland, will pass upon the validity of the shares of our common stock to be issued and sold in this offering and certain other matters under Maryland law.

Experts

The consolidated financial statements of Spirit Realty Capital, Inc. and Spirit Realty, L.P. appearing in Spirit Realty Capital, Inc.’s and Spirit Realty, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including schedules appearing therein), and the effectiveness of Spirit Realty Capital, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation by reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces such statement. We incorporate by reference the following documents we filed with the SEC:

•	our and our operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2019;

•	our and our operating partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our and our operating partnership’s Current Reports on Form 8-K filed on February 27, 2020, March 2, 2020, March 16, 2020, April 7, 2020 and June 5, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2020; and

•

the description of our common stock included in the Registration Statement on Form 8-A filed on July 16, 2013 (including any subsequently filed amendments and reports filed for the purpose of updating such description).

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus until the termination of the offering described in this prospectus supplement and the accompanying prospectus. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with the SEC or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Spirit Realty Capital, Inc., 2727 North Harwood Street, Suite 300, Dallas, Texas 75201, Attention: Secretary (telephone (972) 476-1900).

PROSPECTUS

Spirit Realty Capital, Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Rights

Units

Guarantees of Debt Securities

Spirit Realty, L.P.

Debt Securities

Spirit Realty Capital, Inc. may, from time to time, offer and sell shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, purchase contracts, rights and units, and, unless otherwise described in the applicable prospectus supplement. Spirit Realty, L.P. may, from time to time, offer and sell debt securities, and, unless otherwise described in the applicable prospectus supplement, Spirit Realty Capital, Inc. may guarantee the principal of, and premium (if any) and interest on, any such debt securities.

We refer to the debt securities and the guarantees thereof, shares of common stock, shares of preferred stock, depositary shares, warrants, purchase contracts, rights and units of Spirit Realty Capital, Inc. and to the debt securities of Spirit Realty, L.P. registered hereunder collectively as the “offered securities” in this prospectus.

The specific terms of the offered securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

The offered securities may be offered directly, through agents we may designate from time to time or by, to or through underwriters or dealers. The offered securities also may be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents or underwriters are involved in the sale of any of the offered securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See “Plan of Distribution.” No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of offered securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SRC.” On September 22, 2017, the last reported sales price of our common stock on the NYSE was $8.44 per share.

Before you invest in the offered securities, you should consider the risks discussed in “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 25, 2017

You should rely only on the information contained in this prospectus, the applicable prospectus supplement and in any document incorporated by reference. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the applicable prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and the applicable prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is correct on any date after the date of this prospectus or the date of the applicable prospectus supplement even though this prospectus and the applicable prospectus supplement are delivered or securities are sold pursuant to this prospectus and the applicable prospectus supplement at a later date. Since the date of this prospectus and the date of the applicable prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. We may sell any of the offered securities described in this prospectus, or any combination thereof, in one or more offerings. This prospectus sets forth certain terms of the offered securities.

Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of such offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.

Spirit Realty Capital, Inc. is a Maryland corporation organized to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and operates its business through its consolidated subsidiary, Spirit Realty, L.P., a Delaware limited partnership. In this prospectus, unless otherwise indicated or unless the context requires otherwise, references to “our company,” “we,” “us” or “our” mean Spirit Realty Capital, Inc. together with its consolidated subsidiaries, including Spirit Realty, L.P., and references to “our operating partnership” mean Spirit Realty, L.P.

OUR COMPANY

We are a self-administered and self-managed REIT with in-house capabilities, including acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting and capital markets. We primarily invest in single-tenant, operationally essential real estate assets throughout the United States, which are generally acquired through strategic sale-leaseback transactions and subsequently leased on long-term, triple-net basis to high quality tenants with business operations within predominantly retail, but also office and industrial property types. Single-tenant, operationally essential real estate consists of properties that are generally free-standing, commercial real estate facilities where our tenants conduct activities that are essential to the generation of their sales and profits. In support of our primary business of owning and leasing real estate, we have also strategically originated or acquired long-term, commercial mortgage and other loans to provide a range of financing solutions to our tenants.

Our operations are primarily carried out through our operating partnership and its subsidiaries. Spirit General OP Holdings, LLC, one of our wholly-owned subsidiaries, is the sole general partner of our operating partnership and owns approximately 1.0% of our operating partnership. We and one of our wholly-owned subsidiaries are the only limited partners of, and together own the remaining 99.0% interest in, our operating partnership.

Our outstanding common stock is listed on the NYSE under the symbol “SRC.”

Our principal executive offices are located at 2727 N. Harwood Street, Suite 300, Dallas, Texas 75201. Our telephone number is (972) 476-1900. Our web site is www.spirtirealty.com. Information contained in or that can be accessed through our web site is not part of, and is not incorporated into, this prospectus. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information” in this prospectus.

RISK FACTORS

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus that we may prepare in connection with the offered securities, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in the most recent Annual Report on Form 10-K of Spirit Realty Capital, Inc. and Spirit Realty, L.P., and subsequent Quarterly Reports on Form 10-Q of Spirit Realty Capital, Inc. and Spirit Realty, L.P., incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in the offered securities.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated are as follows (in thousands, except ratios):

	For Six Months Ended June 30, 2017	For Year Ended December 31,
		2016	2015	2014		2013		2012
Ratios of Earnings to Fixed Charges(1)	1.05x	1.23x	1.11x	—	(2)	—	(3)	—	(4)
Ratios of Earnings to Combined Fixed Charges and Preferred Dividends(1)	1.05x	1.23x	1.11x	—	(2)	—	(3)	—	(4)

(1)

In July 2013, Spirit Realty Capital, Inc. merged with and into Cole Credit Property Trust II, Inc., with Cole Credit Property Trust II, Inc. surviving the merger and being renamed Spirit Realty Capital, Inc., and Cole Operating Partnership II, LP merged with and into Spirit Realty, L.P., with Spirit Realty, L.P. continuing as the surviving partnership. The merger was accounted for as a reverse acquisition using the acquisition method of accounting, with pre-merger Spirit Realty Capital, Inc. as the accounting acquirer. As a result, the historical financial information for the periods prior to the merger is that of pre-merger Spirit Realty Capital, Inc.

(2)	For the year ended December 31, 2014, earnings were insufficient to cover both fixed charges and fixed charges and preferred dividends by $50,186 million.
(3)	For the year ended December 31, 2013, earnings were insufficient to cover both fixed charges and fixed charges and preferred dividends by $32,054 million.
(4)	For the year ended December 31, 2012, earnings were insufficient to cover both fixed charges and fixed charges and preferred dividends by $72,011 and $72,074, respectively.

Because Spirit Realty Capital, Inc., directly or indirectly through wholly-owned subsidiaries, owns 100% interest in Spirit Realty, L.P., the ratios of earnings to combined fixed charges are the same for Spirit Realty Capital, Inc. and Spirit Realty, L.P. Our ratios of earnings to combined fixed charges are computed by dividing earnings by the sum of fixed charges. Our ratios of earnings to fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of pre-tax net loss from continuing operations plus fixed charges. “Fixed charges” consist of interest costs, amortization of deferred financing costs and discounts and premiums related to indebtedness. Interest income is not included in this computation.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to loan or contribute the net proceeds from any sale of offered securities by us to our operating partnership. Our operating partnership will use the net proceeds from us or from any sale of offered securities by it for general business and working capital purposes, including the repayment of indebtedness or potential future acquisitions. Net proceeds from the sale of any offered securities initially may be temporarily invested in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of net proceeds from the sale of any offered securities will be set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. For a complete description, you are urged to review in their entirety our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue 750,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue. As of September 22, 2017, there were 455,900,032 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock offered by this prospectus will, upon the receipt by us of the consideration therefor, be duly authorized, fully paid and nonassessable. Stockholders are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.

Subject to our charter restrictions on ownership and transfer of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, our common stockholders will possess exclusive voting power. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Cumulative voting in the election of directors is not permitted. This means that the holders of a majority of the outstanding shares of our common stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Our common stockholders have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock will initially have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on such matter is required to amend the provisions of our charter relating to the removal of directors, which also requires two-thirds of all votes entitled to be cast on the matter, and to amend the provisions of our charter relating to the vote required to amend the removal provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.

Preferred Stock

Under the terms of our charter, our board of directors is authorized to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Before the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each class or series. No shares of our preferred stock are outstanding.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of your shares. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year on the date and at the time and place set by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. The presence at a meeting, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting of stockholders will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast at a meeting at which a quorum is present is sufficient to elect a director in a contested election and a majority of the votes entitled to be cast is required to approve certain extraordinary matters such as mergers, certain amendments to our charter or the sale of all or substantially all of our assets. Cumulative voting of shares is not permitted.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (taking into account certain options to acquire shares of stock) may be owned, directly or through certain constructive ownership rules by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for federal income tax purposes. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.” For purposes of this provision, we will not include a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act in the definition of “person.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock and thereby violate the applicable ownership limit.

Our charter provides that our board of directors, subject to certain limits including the directors’ duties under applicable law, may retroactively exempt and shall prospectively exempt a person from either or both of the ownership limits and, if necessary, establish a different limit on ownership for such person if it determines that such exemption could not cause or permit:

•	five or fewer individuals to actually or beneficially own more than 49% in value of the outstanding shares of all classes or series of our stock; or

•	us to own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us).

As a condition of the exception, our board of directors may require an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations, covenants and/or undertakings as are necessary or prudent to make the determinations above. Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an ownership limit or at any other time, our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Our charter further prohibits:

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any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable beneficiaries selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void and of no force or effect and the intended transferee will acquire no rights in the shares. Pursuant to our charter, if any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Our charter provides that shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sale price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then our charter provides that such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Our charter provides that prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner actually or beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits and the other restrictions on ownership and transfer of our stock set forth in our charter. In addition, any person that is an actual, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is American Stock Transfer & Trust Company, LLC.

Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “SRC.”

DESCRIPTION OF DEBT SECURITIES

As used in this section only, references to “we,” “our” and “us” refer either to Spirit Realty Capital, Inc. or Spirit Realty, L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of Spirit Realty Capital, Inc. (with respect to debt securities of Spirit Realty Capital, Inc.) or the board of managers of Spirit General OP Holdings, LLC (with respect to debt securities of Spirit Realty, L.P.) and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	whether the issuer of the debt securities is Spirit Realty Capital, Inc. or Spirit Realty, L.P.;

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Spirit Realty Capital, Inc. or Spirit Realty, L.P.) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Guarantees

Unless otherwise described in the applicable prospectus supplement, the debt securities issued by Spirit Realty, L.P. will be fully and unconditionally guaranteed by Spirit Realty Capital, Inc. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Spirit Realty Capital, Inc. and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Spirit Realty Capital, Inc.;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts, rights or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the offered securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the offered securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as the offered securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If the offered securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the offered securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have such securities registered in their names and will not receive physical delivery of such securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of the offered securities take physical delivery of such securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the offered securities.

DTC may discontinue providing its services as securities depositary with respect to the offered securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of the offered securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Pursuant to our charter and bylaws, the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number (which is one) required under the Maryland General Corporation Law, or the MGCL, nor, unless our bylaws are amended, more than 15. The number of directors is currently fixed at eight. Our charter provides that, at such time as we have a class of securities registered under the Exchange Act and at least three independent directors (which we have as of the date of this prospectus), we elect to be subject to a provision of Maryland law requiring that vacancies on our board of directors may be filled only by an affirmative vote of a majority of the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors will be elected by our common stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies under the MGCL. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of shares of our common stock will have no right to cumulative voting in the election of directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by board resolution, elected to opt out of the business combination provisions of the MGCL.

We cannot assure you that our board of directors will not opt for us to be subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated prior to or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors may amend or eliminate this provision at any time in the future, whether before or after the acquisition of control shares.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election (which we are as of the date of this prospectus), we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from our board of directors, which removal must be for cause, (2) vest in our board of directors the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting. We have opted out of the provision of Subtitle 8 of Title 3 of the MGCL that would have permitted our board of directors to unilaterally divide itself into classes with staggered terms of three years each (also referred to as a classified board) without stockholder approval, and we are prohibited from electing to be subject to such provision of the MGCL unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. We do not currently have a classified board.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors and the vote required to amend the removal provision may be amended only with the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. Our board of directors, and our stockholders by the affirmative vote of a majority of votes entitled to be cast on the matter, each have the power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors and the stockholder-requested special meeting requirements and advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, or if our board of directors were to elect for us to be subject to the business combination provisions of the MGCL, such provisions of the MGCL could have similar anti-takeover effects.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment adverse to the director or officer and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed under “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.” The indemnification agreements provide that, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of his or her service as a director, officer, employee or agent of our company or as a director, officer, partner, member, manager or trustee of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

Our charter will permit us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former directors or officers who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, as discussed under “Certain Provisions of

Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.”

In addition, our directors and officers are entitled to indemnification pursuant to the terms of the partnership agreement of our operating partnership.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Restrictions on Ownership and Transfer of our Stock

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in continuing to qualify as a REIT. Subject to certain exceptions, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our stock. For more information regarding these and other restrictions on the ownership and transfer of our stock imposed by our charter, see “Description of Our Capital Stock—Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required for us to qualify as a REIT.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director, officer or other employee of ours to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, our charter or our bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Our bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the exclusive forum provisions of our bylaws.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership or disposition of our capital stock or debt securities or our operating partnership’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Spirit Realty Capital, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities or our operating partnership’s debt securities, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•

the acquisition, ownership or disposition of our capital stock or debt securities or our operating partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2005. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2005, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during a period that is generally five years beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•	Tenth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries” described below, generally will be required to pay U.S. federal corporate income tax on their earnings.

•

Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•

Thirteenth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We and our operating partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•

We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the sole owner of the general partner of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the

Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except to the extent the interest is paid on a loan that is adequately secured by real property).

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the sole owner of the general partner of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to tax at regular U.S. federal corporate income tax rates.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our operating partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% (20% for taxable years beginning after December 31, 2017) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership, limited liability company or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within a period that is generally five years following our acquisition of such asset, as described above under “—General.”

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the sole owner of the general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

From time to time, we may distribute interests in other entities to our shareholders. In such a case, and assuming the distribution does not qualify as a tax-free spinoff under the Code, we would generally recognize taxable income equal to the excess, if any, of the value of such interests over our tax basis in such interests, and we would be treated as making a distribution to shareholders equal to the fair market value of such interests.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) U.S. federal income tax on its taxable income at regular rates, and if the merger or acquisition is a transaction in which our tax basis in the assets of such REIT is less than the fair market value of the assets, in each case, determined at the time of the merger or acquisition, we would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during a period that is generally five years following the merger or acquisition. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships (including limited liability companies treated as partnerships for U.S. federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock or debt securities or our operating partnership’s debt securities.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities and Our Operating Partnership’s Debt Securities

The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities or our operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or debt securities or our operating partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•

persons holding our capital stock or debt securities or our operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our capital stock or debt securities or our operating partnership’s debt securities under the constructive sale provisions of the Code; and

•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES OR OUR OPERATING

PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or debt securities or our operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or debt securities or our operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities or our operating partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities or our operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1) a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2) the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in applicable Treasury Regulations) of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1) such class of capital stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2) such non-U.S. holder owned, actually and constructively, 10% or less of such class of capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Capital Stock—Sale of Our Capital Stock.”

Taxation of Holders of Our Debt Securities or Our Operating Partnership’s Debt Securities

The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities or our operating partnership’s debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•

the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock, in the case of interest paid on our debt securities, or 10% or more of our operating partnership’s capital or profits, in the case of interest paid on our operating partnership’s debt securities;

•

the non-U.S. holder is not a controlled foreign corporation related to us, in the case of our debt securities, or our operating partnership, in the case of our operating partnership’s debt securities, through actual or constructive stock ownership; and

•

(1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Debt Securities or Our Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or our operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock or interest on our debt securities or our operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on our debt securities or our operating partnership’s debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities or our operating partnership’s debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities or our operating partnership’s debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities or our operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities or our operating partnership’s debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities or our operating partnership’s debt securities.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities or our operating partnership’s debt securities.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference therein.

PLAN OF DISTRIBUTION

We, our operating partnership or any of the selling securityholders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain legal matters relating to Delaware law will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP will rely as to certain matters of Maryland law and Delaware law on the opinion of Ballard Spahr LLP.

EXPERTS

The consolidated financial statements of Spirit Realty Capital, Inc. and Spirit Realty, L.P. appearing in Spirit Realty Capital, Inc.’s and Spirit Realty, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of Spirit Realty Capital, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file proxy statements and annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.spiritrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the Registration Statement, under the Securities Act with respect to the offered securities registered hereby. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the Registration Statement and exhibits and schedules to the Registration Statement. For further information with respect to our company and the offered securities registered hereby, reference is made to the Registration Statement, including the exhibits to the Registration Statement. Statements contained in this prospectus and the applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the Registration Statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the Registration Statement, including the exhibits and schedules to the Registration Statement, may be examined at the SEC’s public reference room. Copies of all or a portion of the Registration Statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. The Registration Statement is also available to you on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces such statement. We incorporate by reference the following documents we filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2016 of Spirit Realty Capital, Inc. and Spirit Realty, L.P. filed with the SEC on February 24, 2017;

•

Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 of Spirit Realty Capital, Inc. and Spirit Realty, L.P. filed with the SEC on May  3, 2017 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 of Spirit Realty Capital, Inc. and Spirit Realty, L.P. filed with the SEC on August 3, 2017;

•

Current Reports on Form 8-K of Spirit Realty Capital, Inc. and Spirit Realty, L.P., as applicable, filed with the SEC on March  3, 2017, March  3, 2017 (both reports on such date), May  8, 2017, May 15, 2017, June 29, 2017, July 25, 2017 and August 15, 2017;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2017 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2016 of Spirit Realty Capital, Inc. and Spirit Realty, L.P.); and

•

the description of our common stock included in the Registration Statement on Form 8-A filed on July 16, 2013 (including any subsequently filed amendments and reports filed for the purpose of updating such description).

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering described in the applicable prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to”, rather than “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Spirit Realty Capital, Inc., 2727 N. Harwood Street, Suite 300, Dallas, Texas 75201, Attention: Secretary (telephone (972) 476-1900).

8,000,000 shares

Prospectus supplement

Joint book-running managers

J.P. Morgan	SunTrust Robinson Humphrey

Regions Securities LLC	Fifth Third Securities	Morgan Stanley	Wells Fargo Securities

Co-managers

BofA Securities	BTIG	Capital One Securities	Deutsche Bank Securities	Ladenburg Thalmann

Mizuho Securities	RBC Capital Markets	Scotiabank	Stifel	Ramirez & Co., Inc.

June 8, 2020